Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File Nos. 333-52831 and 333-207954 on Form S-8 and the Registration Statement File No. 333-185114 on Form S-3 of our report dated March 24, 2016, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Cortland Bancorp for the year ended December 31, 2015.

/s/ S.R. Snodgrass P.C.
S.R. Snodgrass P.C.
Wexford, Pennsylvania
March 24, 2016